Exhibit 99.1

Radian Reports Fourth Quarter and Full Year 2013 Financial Results

– Reports fourth quarter net income of $36 million, or 19 cents per diluted share –

– Writes $47 billion of new MI business in 2013, a 27% increase from 2012 –

– Earns position as largest MI company with $161 billion in insurance in force –

PHILADELPHIA--(BUSINESS WIRE)--February 5, 2014--Radian Group Inc. (NYSE: RDN) today reported net income for the quarter ended December 31, 2013, of $36.4 million, or $0.19 per diluted share, which included $30.6 million of combined net gains from the change in fair value of derivatives and other financial instruments and net losses on investments. This compares to a net loss for the quarter ended December 31, 2012, of $177.3 million, or $1.34 per diluted share, which included $7.4 million of combined net gains from the change in fair value of derivatives and other financial instruments and net gains on investments.

The company has introduced non-GAAP financial measures as performance indicators to facilitate evaluation of its fundamental financial performance. Included in these measures is adjusted pretax operating income which, for the quarter ended December 31, 2013, was $9.1 million, consisting of $1.7 million from the mortgage insurance segment and $7.4 million from the financial guaranty segment. Adjusted diluted net operating income per share for the quarter ended December 31, 2013, was $0.03.

The net loss for the full year 2013 was $197.0 million, or $1.18 per diluted share, which included $186.2 million of combined net losses from the change in fair value of derivatives and other financial instruments and a net loss on investments. This compares to net losses for the full year 2012 of $451.5 million, or $3.41 per diluted share, which included $41.4 million of combined net losses from the change in fair value of derivatives and other financial instruments and net gains on investments. Book value per share at December 31, 2013, was $5.43.

“Radian’s performance in 2013 reflects the solid progress we have made against our top priorities. I am pleased to report that we achieved operating profitability in our mortgage insurance business, and we expect that the size and credit quality of our MI portfolio will fuel improved levels of operating profitability this year,” said Chief Executive Officer S.A. Ibrahim.

Ibrahim continued, “We were successful in writing 27% more new MI business in 2013 than 2012, earning the position as the largest MI company with $161 billion in insurance in force. We also made consistent strides in managing our legacy mortgage insurance and financial guaranty exposure, including a 35% decline in the total number of MI delinquencies and a 29% reduction in our total financial guaranty portfolio from 2012. As we look ahead to 2014, we are encouraged by the improved housing and economic environment that promise new opportunities for Radian.”

CAPITAL AND LIQUIDITY UPDATE

Radian Guaranty’s risk-to-capital ratio was 19.4:1 as of December 31, 2013, which included a contribution of $100 million of capital from Radian Group to Radian Guaranty to support continued growth in the company’s net risk in force. After the $100 million contribution, Radian Group maintains approximately $615 million of currently available liquidity.

  As of December 31, 2013, Radian Guaranty’s statutory capital was $1,346 million compared to $1,256 million at September 30, 2013, and $926 million a year ago.
  In 2012, Radian Guaranty entered into two quota share reinsurance agreements with the same third-party reinsurance provider, in order to proactively manage its risk-to-capital position. On April 1, 2013, Radian reduced the amount of new business ceded under these reinsurance agreements on a prospective basis from 20 percent to 5 percent. As of December 31, 2013, a total of $2.6 billion of risk in force had been ceded under those agreements. Radian will have the option to recapture a portion of the ceded risk outstanding on December 31, 2014, and on December 31, 2015.

FOURTH QUARTER AND FULL YEAR HIGHLIGHTS

  New mortgage insurance written (NIW) was $9.3 billion during the quarter, compared to $13.7 billion in the third quarter of 2013 and $11.7 billion in the fourth quarter of 2012. For the full-year 2013, NIW was $47.3 billion, compared to $37.1 billion for the full-year 2012. Radian wrote an additional $2.4 billion in NIW in January 2014, compared to $4.0 billion in January 2013.

    The Home Affordable Refinance Program (HARP) accounted for $0.9 billion of insurance not included in Radian Guaranty’s NIW total for the quarter. This compares to $1.8 billion in the third quarter of 2013, and $2.9 billion in the fourth quarter of 2012.
    Of the $9.3 billion of new business written in the fourth quarter of 2013, 70 percent was written with monthly premiums and 30 percent with single premiums. This compares with 65 percent monthly premium and 35 percent single premium in the fourth quarter of 2012.
    NIW continued to consist of loans with excellent risk characteristics.
  The total primary mortgage insurance risk-in-force at year-end 2013 consisted of 71 percent of business written after 2008 and 60 percent excluding HARP volume.
  The mortgage insurance provision for losses was $144.3 million in the fourth quarter of 2013, compared to $152.0 million in the third quarter of 2013, and $306.9 million in the fourth quarter of 2012.

    The loss ratio in the fourth quarter for Radian Guaranty was 72.0 percent, compared to 76.0 percent in the third quarter of 2013, and 171.0 percent in the fourth quarter of 2012.
    Mortgage insurance loss reserves were approximately $2.2 billion as of December 31, 2013, which decreased from $2.3 billion in the third quarter of 2013, and from $3.1 billion a year ago.
    Primary reserves (excluding IBNR and other reserves) per default were $26,717 as of December 31, 2013. This compares to primary reserves per default of $27,202 as of September 30, 2013, and $26,408 as of December 31, 2012.

  The total number of primary delinquent loans decreased by 7 percent in the fourth quarter from the third quarter of 2013, and by 35 percent from the fourth quarter of 2012. The total number of primary delinquent loans at December 31, 2013, excludes loans related to the Master Transaction Agreement with Freddie Mac entered into on August 29, 2013. In addition, the total number of primary delinquent loans declined by 3.5 percent in January 2014. Additional details related to the company’s delinquency inventory in January 2014 may be found on Slide 20 of the fourth quarter presentation slides. The primary mortgage insurance delinquency rate decreased to 7.3 percent in the fourth quarter of 2013, compared to 7.8 percent in the third quarter of 2013, and 12.1 percent in the fourth quarter of 2012.
  Total mortgage insurance claims paid were $283.4 million in the fourth quarter, compared to $519.3 million (which included $254.7 million related to the Freddie Mac Agreement) in the third quarter of 2013 and $263.4 million in the fourth quarter of 2012. Claims paid in the fourth quarter of 2013 exclude $50.0 million of claims processed in the quarter in accordance with the terms of the Freddie Mac Agreement. For the full-year 2013, total claims paid were $1.4 billion, compared to $1.0 billion for the full-year 2012. The company currently expects mortgage insurance net claims paid for the full-year 2014 of $900 million to $1.0 billion.
  Other operating expenses were $72.5 million in the fourth quarter, compared to $71.0 million in the third quarter and $55.9 million in the fourth quarter of last year. In the quarter, $11.8 million represented long-term incentive compensation, compared to $28.1 million in the third quarter of 2013. The compensation expense in both periods was impacted by an increase in the fair value of cash-settled awards. The component of the fair value change that resulted from the stock price increase was $1.5 million in the fourth quarter of 2013, compared to $16.8 million in the third quarter of 2013. The reduction in long-term incentive compensation in the fourth quarter was fully offset by outside legal and consulting expenses, other year-end compensation expenses, and investments in technology improvements.
  Radian Asset Assurance Inc. serves as an important source of capital support for Radian Guaranty and is expected to continue to provide Radian Guaranty with dividends over time.

    As of December 31, 2013, Radian Asset had approximately $1.2 billion in statutory surplus with an additional $400 million in claims-paying resources.
    Since June 30, 2008, Radian Asset has successfully reduced its total net par exposure by 79 percent to $23.9 billion as of December 31, 2013, including large declines in the riskier segments of the portfolio.

CONFERENCE CALL

Radian will discuss these items in its conference call today, Wednesday, February 5, 2014, at 10:00 a.m. Eastern time. The conference call will be broadcast live over the Internet at Webcasts or at www.radian.biz. The call may also be accessed by dialing 800.230.1085 inside the U.S., or 612.288.0337 for international callers, using passcode 317235 or by referencing Radian.

A replay of the webcast will be available on the Radian website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available approximately two and a half hours after the call ends for a period of two weeks, using the following dial-in numbers and passcode: 800-475-6701 inside the U.S., or 320-365-3844 for international callers, passcode 317235.

In addition to the information provided in the company's earnings news release, other statistical and financial information, which is expected to be referred to during the conference call, will be available on Radian's website under Investors >Quarterly Results, or by clicking on Quarterly Results.

NON-GAAP FINANCIAL MEASURES

Radian believes that measures of income excluding certain items (“non-GAAP” measures) facilitate evaluation of the company’s fundamental financial performance and provide relevant and meaningful information to investors about the ongoing operating results of the company. Such measurements are not recognized in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and should not be viewed as an alternative to GAAP measures of performance. The measures described below have been established in order to increase transparency for the purpose of evaluating the company’s core operating trends and enable more meaningful comparisons with Radian’s competitors.

Adjusted pretax operating income is defined as earnings excluding the impact of certain items that are not viewed as part of the operating performance of the company’s primary activities, or not expected to result in an economic impact equal to the GAAP measure. See Exhibit O or Radian’s website Non-GAAP Financial Measures for a description of these items, as well as a reconciliation of adjusted pretax operating (loss) income to “pretax (loss) income” and adjusted diluted net operating (loss) income per share to “diluted net (loss) income per share.”

ABOUT RADIAN

Radian Group Inc. (NYSE: RDN), headquartered in Philadelphia, provides private mortgage insurance and related risk mitigation products and services to mortgage lenders nationwide through its principal operating subsidiary, Radian Guaranty Inc. These services help promote and preserve homeownership opportunities for homebuyers, while protecting lenders from default-related losses on residential first mortgages and facilitating the sale of low-downpayment mortgages in the secondary market. Additional information may be found at www.radian.biz.

FINANCIAL RESULTS AND SUPPLEMENTAL INFORMATION CONTENTS (Unaudited)

For trend information on all schedules, refer to Radian’s quarterly financial statistics at Financial Reports.

Exhibit A:	Condensed Consolidated Statements of Income
Exhibit B:	Condensed Consolidated Balance Sheets
Exhibit C:	Segment Information Quarter Ended December 31, 2013
Exhibit D:	Segment Information Quarter Ended December 31, 2012
Exhibit E:	Segment Information Year Ended December 31, 2013
Exhibit F:	Segment Information Year Ended December 31, 2012
Exhibit G:	Financial Guaranty Supplemental Information
Exhibit H:	Mortgage Insurance Supplemental Information
New Insurance Written
Exhibit I:	Mortgage Insurance Supplemental Information
Insurance in Force and Risk in Force by Product
Exhibit J:	Mortgage Insurance Supplemental Information
Risk in Force by FICO, LTV and Policy Year
Exhibit K:	Mortgage Insurance Supplemental Information
Pool and Other Risk in Force, Risk-to-Capital
Exhibit L:	Mortgage Insurance Supplemental Information
Claims, Reserves and Reserve per Default
Exhibit M:	Mortgage Insurance Supplemental Information
Default Statistics
Exhibit N:	Mortgage Insurance Supplemental Information
Captives, QSR and Persistency
Exhibit O:	Use of Non-GAAP Financial Measures
GAAP to Non-GAAP Reconciliations

Radian Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
Exhibit A

	Quarter Ended		Year Ended
	December 31		December 31
(In thousands, except per-share data)	2013	2012	2013	2012

Revenues:
Net premiums written - insurance	$231,561	$217,743	$940,817	$686,630

Net premiums earned - insurance	$213,198	$193,875	$830,894	$738,982
Net investment income	26,868	23,112	108,088	114,337
Net (losses) gains on investments	(6,829)	6,351	(149,720)	184,888
Net impairment losses recognized in earnings	(3)	(3)	(3)	(3)
Change in fair value of derivative instruments	38,586	2,912	(31,771)	(144,025)
Net losses on other financial instruments	(1,151)	(1,815)	(4,736)	(82,269)
Gain on sale of affiliate	—	—	—	7,708
Other income	916	1,627	6,235	5,790
Total revenues	271,585	226,059	758,987	825,408

Expenses:
Provision for losses	137,610	305,797	567,134	959,171
Change in reserve for premium deficiency	(198)	(1,464)	(1,901)	41
Policy acquisition costs	6,505	10,098	41,664	61,876
Other operating expenses	72,473	55,896	284,528	196,672
Interest expense	19,747	12,583	74,618	51,832
Total expenses	236,137	382,910	966,043	1,269,592

Equity in net income (loss) of affiliates	—	—	1	(13)

Pretax income (loss)	35,448	(156,851)	(207,055)	(444,197)
Income tax (benefit) provision	(921)	20,451	(10,070)	7,271

Net income (loss)	$36,369	$(177,302)	$(196,985)	$(451,468)

Diluted net income (loss) per share	$0.19	$(1.34)	$(1.18)	$(3.41)

For Trend Information, refer to our Quarterly Financial Statistics on Radian's (RDN) website.

Radian Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
Exhibit B

	December 31	December 31
(In thousands, except per-share data)	2013	2012

Assets:
Cash and investments	$4,977,542	$5,208,199
Deferred policy acquisition costs	66,926	88,202
Deferred income taxes, net	17,902	—
Reinsurance recoverables	46,846	89,204
Derivative assets	16,642	13,609
Other assets	495,833	503,986
Total assets	$5,621,691	$5,903,200

Liabilities and stockholders' equity:
Unearned premiums	$768,871	$648,682
Reserve for losses and loss adjustment expenses	2,185,421	3,149,936
Reserve for premium deficiency	1,785	3,685
Long-term debt	930,072	663,571
VIE debt	94,645	108,858
Derivative liabilities	307,185	266,873
Other liabilities	394,067	325,270
Total liabilities	4,682,046	5,166,875

Common stock	191	151
Additional paid-in capital	1,454,297	1,075,320
Retained deficit	(552,226)	(355,241)
Accumulated other comprehensive income	37,383	16,095
Total common stockholders’ equity	939,645	736,325
Total liabilities and stockholders’ equity	$5,621,691	$5,903,200

Book value per share	$5.43	$5.51

Radian Group Inc. and Subsidiaries
Segment Information
Quarter Ended December 31, 2013
Exhibit C

	Mortgage	Financial
(In thousands)	Insurance	Guaranty	Total
Revenues:
Net premiums written - insurance	$231,754	$(193)	$231,561

Net premiums earned - insurance	$200,356	$12,842	$213,198
Net investment income	16,379	10,489	26,868
Net losses on investments	(2,818)	(4,011)	(6,829)
Net impairment losses recognized in earnings	—	(3)	(3)
Change in fair value of derivative instruments	635	37,951	38,586
Net losses on other financial instruments	(869)	(282)	(1,151)
Other income	903	13	916
Total revenues	214,586	56,999	271,585

Expenses:
Provision for losses	144,270	(6,660)	137,610
Change in reserve for premium deficiency	(198)	—	(198)
Policy acquisition costs	4,413	2,092	6,505
Other operating expenses	60,294	12,179	72,473
Interest expense	7,175	12,572	19,747
Total expenses	215,954	20,183	236,137

Pretax (loss) income	$(1,368)	$36,816	$35,448
Income tax benefit			(921)

Net income			$36,369

Cash and investments	$2,683,467	$2,294,075	$4,977,542
Deferred policy acquisition costs	29,741	37,185	66,926
Total assets	3,120,904	2,500,787	5,621,691
Unearned premiums	567,072	201,799	768,871
Reserve for losses and loss adjustment expenses	2,164,353	21,068	2,185,421
VIE Debt	2,845	91,800	94,645
Derivative liabilities	—	307,185	307,185

Radian Group Inc. and Subsidiaries
Segment Information
Quarter Ended December 31, 2012
Exhibit D

	Mortgage	Financial
(In thousands)	Insurance	Guaranty	Total
Revenues:
Net premiums written - insurance	$217,044	$699	$217,743

Net premiums earned - insurance	$179,486	$14,389	$193,875
Net investment income	12,814	10,298	23,112
Net gains on investments	1,447	4,904	6,351
Net impairment losses recognized in earnings	—	(3)	(3)
Change in fair value of derivative instruments	(298)	3,210	2,912
Net losses on other financial instruments	(864)	(951)	(1,815)
Other income	1,588	39	1,627
Total revenues	194,173	31,886	226,059

Expenses:
Provision for losses	306,895	(1,098)	305,797
Change in reserve for premium deficiency	(1,464)	—	(1,464)
Policy acquisition costs	7,469	2,629	10,098
Other operating expenses	44,661	11,235	55,896
Interest expense	2,099	10,484	12,583
Total expenses	359,660	23,250	382,910

Pretax (loss) income	(165,487)	8,636	(156,851)
Income tax provision	12,279	8,172	20,451

Net (loss) income	$(177,766)	$464	$(177,302)

Cash and investments	$3,118,153	$2,090,046	$5,208,199
Deferred policy acquisition costs	38,478	49,724	88,202
Total assets	3,575,427	2,327,773	5,903,200
Unearned premiums	382,413	266,269	648,682
Reserve for losses and loss adjustment expenses	3,083,608	66,328	3,149,936
VIE Debt	9,875	98,983	108,858
Derivative liabilities	—	266,873	266,873

Radian Group Inc. and Subsidiaries
Segment Information
Year Ended December 31, 2013
Exhibit E

	Mortgage	Financial
(In thousands)	Insurance	Guaranty		Total
Revenues:
Net premiums written - insurance	$950,998	$(10,181)	(1)	$940,817

Net premiums earned - insurance	$781,420	$49,474	(1)	$830,894
Net investment income	61,615	46,473		108,088
Net losses on investments	(93,821)	(55,899)		(149,720)
Net impairment losses recognized in earnings	—	(3)		(3)
Change in fair value of derivative instruments	635	(32,406)		(31,771)
Net losses on other financial instruments	(2,840)	(1,896)		(4,736)
Other income	6,024	211		6,235
Total revenues	753,033	5,954		758,987

Expenses:
Provision for losses	564,648	2,486		567,134
Change in reserve for premium deficiency	(1,901)	—		(1,901)
Policy acquisition costs	28,485	13,179		41,664
Other operating expenses	236,959	47,569		284,528
Interest expense	17,995	56,623		74,618
Total expenses	846,186	119,857		966,043

Equity in net income of affiliates	—	1		1

Pretax loss	$(93,153)	$(113,902)		$(207,055)
Income tax benefit				(10,070)

Net loss				$(196,985)

(1) Reflects the impact of the commutation of reinsurance business.

Radian Group Inc. and Subsidiaries
Segment Information
Year Ended December 31, 2012
Exhibit F

	Mortgage	Financial
(In thousands)	Insurance	Guaranty	Total
Revenues:
Net premiums written - insurance	$806,305	$(119,675)	$686,630

Net premiums earned - insurance	$702,385	$36,597	$738,982
Net investment income	63,191	51,146	114,337
Net gains on investments	103,666	81,222	184,888
Net impairment losses recognized in earnings	—	(3)	(3)
Change in fair value of derivative instruments	(330)	(143,695)	(144,025)
Net losses on other financial instruments	(3,491)	(78,778)	(82,269)
Gain on sale of affiliate	—	7,708	7,708
Other income	5,516	274	5,790
Total revenues	870,937	(45,529)	825,408

Expenses:
Provision for losses	921,507	37,664	959,171
Change in reserve for premium deficiency	41	—	41
Policy acquisition costs	34,131	27,745	61,876
Other operating expenses	152,448	44,224	196,672
Interest expense	7,454	44,378	51,832
Total expenses	1,115,581	154,011	1,269,592

Equity in net loss of affiliates	—	(13)	(13)

Pretax loss	(244,644)	(199,553)	(444,197)
Income tax (benefit) provision	(30,045)	37,316	7,271

Net loss	$(214,599)	$(236,869)	$(451,468)

Radian Group Inc. and Subsidiaries
Financial Guaranty Supplemental Information
Exhibit G

	Quarter Ended		Year Ended
	December 31		December 31
(In thousands)	2013	2012	2013		2012

Total Premiums Earned - insurance	$12,842	$14,389	$51,921		$58,861
Impact of commutations and reinsurance	—	—	(2,447)		(22,264)
Net Premiums Earned - insurance	$12,842	$14,389	$49,474		$36,597

Refundings included in earned premium	$8,573	$7,956	$30,593		$33,985

Net premiums earned - derivatives (1)	$3,879	$5,652	$17,898		$28,693

Claims paid	$4,365	$5,465	$47,745	(2)	$34,338

	December 31,	December 31,
($ in thousands, except ratios)	2013	2012

Statutory Information:

Capital and surplus	$1,198,034	$1,144,112
Contingency reserve	263,963	300,138
Qualified statutory capital	1,461,997	1,444,250

Unearned premium reserve	195,303	256,920
Loss and loss expense reserve	(180,168)	(53,441)
Total statutory policyholders' reserves	1,477,132	1,647,729

Present value of installment premiums	90,852	114,292
Total statutory claims paying resources	$1,567,984	$1,762,021

Net debt service outstanding	$30,778,401	$42,526,289

Capital leverage ratio (3)	21	29
Claims paying leverage ratio (4)	20	24

Net par outstanding by product:
Public finance direct	$8,051,124	$9,796,131
Public finance reinsurance	4,383,643	5,542,217
Structured direct	10,872,379	17,615,383
Structured reinsurance	547,733	787,758
Total (5)	$23,854,879	$33,741,489

(1)	Included in change in fair value of derivative instruments.
(2)	Primarily related to commutation of reinsurance business.
(3)	The capital leverage ratio is derived by dividing net debt service outstanding by qualified statutory capital.
(4)	The claims paying leverage ratio is derived by dividing net debt service outstanding by total statutory claims paying resources.
(5)

Included in public finance net par outstanding is $0.9 billion and $1.0 billion at December 31, 2013 and December 31, 2012, respectively, for legally defeased bond issues where our financial guaranty policy has not been extinguished but cash or securities have been deposited in an escrow account for the benefit of bondholders.

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit H

	Quarter Ended				Year Ended
	December 31				December 31
	2013		2012		2013		2012
($ in millions)	$	%	$	%	$	%	$	%
Primary new insurance written
Prime	$9,252	100.0%	$11,657	99.9%	$47,251	100.0%	$37,041	99.9%
Alt -A and A minus and below	—	—	6	0.1	4	—	20	0.1
Total Flow	$9,252	100.0%	$11,663	100.0%	$47,255	100.0%	$37,061	100.0%

Total primary new insurance written by FICO score
>=740	$6,082	65.7%	$8,838	75.8%	$33,466	70.8%	$28,151	75.9%
680-739	2,675	28.9	2,519	21.6	11,971	25.3	7,994	21.6
620-679	495	5.4	306	2.6	1,818	3.9	916	2.5
Total Flow	$9,252	100.0%	$11,663	100.0%	$47,255	100.0%	$37,061	100.0%

Percentage of primary new insurance written
Monthly premiums	70%		65%		68%		65%
Single premiums	30%		35%		32%		35%

Refinances	17%		44%		30%		40%
LTV
95.01% and above	3.4%		1.5%		2.6%		1.4%
90.01% to 95.00%	48.7%		40.5%		45.4%		41.2%
85.01% to 90.00%	36.0%		40.5%		37.3%		41.0%
85.00% and below	11.9%		17.5%		14.7%		16.4%

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit I

	December 31		December 31
	2013		2012
($ in millions)	$	%	$	%
Primary insurance in force (1)
Flow	$151,383	93.9%	$129,079	92.0%
Structured	9,857	6.1	11,284	8.0
Total Primary	$161,240	100.0%	$140,363	100.0%

Prime	$147,072	91.2%	$123,437	87.9%
Alt-A	8,634	5.4	10,447	7.5
A minus and below	5,534	3.4	6,479	4.6
Total Primary	$161,240	100.0%	$140,363	100.0%

Primary risk in force (1)
Flow	$37,792	94.4%	$31,891	92.8%
Structured	2,225	5.6	2,481	7.2
Total Primary	$40,017	100.0%	$34,372	100.0%

Flow
Prime	$35,294	93.4%	$28,898	90.6%
Alt-A	1,541	4.1	1,852	5.8
A minus and below	957	2.5	1,141	3.6
Total Flow	$37,792	100.0%	$31,891	100.0%

Structured
Prime	$1,319	59.3%	$1,450	58.5%
Alt-A	476	21.4	552	22.2
A minus and below	430	19.3	479	19.3
Total Structured	$2,225	100.0%	$2,481	100.0%

Total
Prime	$36,613	91.5%	$30,348	88.3%
Alt-A	2,017	5.0	2,404	7.0
A minus and below	1,387	3.5	1,620	4.7
Total Primary	$40,017	100.0%	$34,372	100.0%

(1) Includes amounts related to the Freddie Mac Agreement.

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit J

	December 31			December 31
	2013			2012
($ in millions)	$		%	$	%
Total primary risk in force by FICO score
Flow
>=740	$21,525		57.0%	$16,448	51.6%
680-739	11,019		29.2	9,686	30.4
620-679	4,555		12.0	4,918	15.4
<=619	693		1.8	839	2.6
Total Flow	$37,792		100.0%	$31,891	100.0%

Structured
>=740	$602		27.0%	$661	26.6%
680-739	640		28.8	716	28.9
620-679	585		26.3	661	26.6
<=619	398		17.9	443	17.9
Total Structured	$2,225		100.0%	$2,481	100.0%

Total
>=740	$22,127		55.3%	$17,109	49.8%
680-739	11,659		29.1	10,402	30.3
620-679	5,140		12.9	5,579	16.2
<=619	1,091		2.7	1,282	3.7
Total Primary	$40,017		100.0%	$34,372	100.0%

Total primary risk in force by LTV
95.01% and above	$4,171		10.4%	$4,643	13.5%
90.01% to 95.00%	17,239		43.1	13,303	38.7
85.01% to 90.00%	14,750		36.9	13,134	38.2
85.00% and below	3,857		9.6	3,292	9.6
Total	$40,017		100.0%	$34,372	100.0%

Total primary risk in force by policy year
2005 and prior	$4,461		11.1%	$5,657	16.5%
2006	2,326		5.8	2,735	8.0
2007	5,247		13.1	6,059	17.6
2008	3,950		9.9	4,582	13.3
2009	1,448		3.6	2,021	5.9
2010	1,206		3.0	1,726	5.0
2011	2,263		5.7	2,956	8.6
2012	7,710		19.3	8,636	25.1
2013	11,406		28.5	—	—
Total	$40,017		100.0%	$34,372	100.0%

Primary risk in force on defaulted loans	$2,786	(1)		$4,320

(1) Excludes risk related to loans subject to the Freddie Mac Agreement.

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit K

	December 31				December 31
($ in millions)	2013				2012
	$			%	$	%
Pool risk in force
Prime	$1,252			78.1%	$1,411	76.9%
Alt-A	74			4.6	104	5.7
A minus and below	278			17.3	319	17.4
Total	$1,604			100.0%	$1,834	100.0%

Total pool risk in force by policy year
2005 and prior	$1,503			93.7%	$1,663	90.7%
2006	31			1.9	76	4.1
2007	68			4.2	85	4.6
2008	2			0.2	10	0.6
Total pool risk in force	$1,604			100.0%	$1,834	100.0%

Other risk in force
Second-lien
1st loss	$56				$81
2nd loss	17				13
NIMS	5				14
1st loss-Hong Kong primary mortgage insurance	19				40
Total other risk in force	$97				$148

Risk to capital ratio-Radian Guaranty only	19.4	:1	(1)		20.8:1
Risk to capital ratio-Mortgage Insurance combined	23.9	:1	(1)		29.9:1

(1) Preliminary

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit L

	Quarter Ended		Year Ended
	December 31		December 31
($ in thousands)	2013	2012	2013	2012

Net claims paid
Prime	$192,014	$171,727	$770,500	$638,820
Alt-A	42,222	43,806	183,846	165,776
A minus and below	26,286	26,982	111,828	112,216
Total primary claims paid	260,522	242,515	1,066,174	916,812
Pool	22,451	20,360	115,192	92,206
Second-lien and other	417	555	2,995	8,598
Subtotal	283,390	263,430	1,184,361	1,017,616
Impact of Freddie Mac Agreement	—	—	254,667	—
Impact of captive terminations	—	—	—	(148)
Total	$283,390	$263,430	$1,439,028	$1,017,468

Average claim paid (1)
Prime	$47.7	$48.0	$47.4	$48.6
Alt-A	56.4	56.3	56.3	57.9
A minus and below	37.8	36.7	37.0	37.7
Total primary average claims paid	47.6	47.6	47.3	47.8
Pool	54.2	73.0	65.6	67.9
Second-lien and other	13.0	11.1	15.9	25.1
Total	$47.9	$48.6	$48.4	$48.7

Average primary claim paid (2) (3)	$50.0	$50.0	$49.6	$50.4
Average total claim paid (2) (3)	$50.1	$50.8	$50.5	$51.1

Loss ratio - GAAP basis	72.0%	171.0%	72.3%	131.2%
Expense ratio - GAAP basis	32.3%	29.0%	34.0%	26.6%
	104.3%	200.0%	106.3%	157.8%

Reserve for losses by category
Prime	$937,307	$1,508,140
Alt-A	384,841	490,728
A minus and below	215,545	314,068
IBNR and other	347,698	289,032
LAE	51,245	64,252
Reinsurance recoverable (4)	38,363	83,238
Total primary reserves	1,974,999	2,749,458
Pool insurance	169,682	281,937
IBNR and other	8,938	34,000
LAE	5,439	7,466
Total pool reserves	184,059	323,403
Total 1st lien reserves	2,159,058	3,072,861
Second lien and other	5,295	10,747
Total reserves	$2,164,353	$3,083,608

1st lien reserve per default (5)
Primary reserve per primary default excluding IBNR and other	26,717	26,408
Pool reserve per pool default excluding IBNR and other	14,690	15,948

(1)	Calculated net of reinsurance recoveries and without giving effect to the impact of the Freddie Mac Agreement and captive terminations.
(2)	Calculated without giving effect to the impact of the Freddie Mac Agreement and captive terminations.
(3)	Before reinsurance recoveries.
(4)	Represents ceded losses on captive transactions, Smart Home and quota share reinsurance transactions.
(5)	If calculated before giving effect to deductibles and stop losses in pool transactions, this would be $24,640 and $28,125 at December 31, 2013 and 2012, respectively.

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit M

	December 31		December 31
	2013		2012
Default Statistics
Primary Insurance:

Prime
Number of insured loans	741,554		667,622
Number of loans in default	37,932		60,854
Percentage of loans in default	5.12%		9.12%

Alt-A
Number of insured loans	44,905		54,069
Number of loans in default	11,209		16,005
Percentage of loans in default	24.96%		29.60%

A minus and below
Number of insured loans	40,930		49,307
Number of loans in default	11,768		16,310
Percentage of loans in default	28.75%		33.08%

Total Primary
Number of insured loans	839,249	(1)	770,998
Number of loans in default	60,909	(2)	93,169
Percentage of loans in default	7.26%		12.08%

Pool insurance
Number of loans in default	11,921		18,147

(1)	Includes 11,860 insured loans subject to the Freddie Mac Agreement.
(2)	Excludes 7,221 loans subject to the Freddie Mac Agreement that are in default at December 31, 2013, as we no longer have claims exposure on these loans.

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit N

	Quarter Ended December 31		Year Ended December 31
($ in thousands)	2013	2012	2013	2012

1st Lien Captives
Premiums ceded to captives	$3,801	$5,371	$17,901	$23,416
% of total premiums	1.8%	2.8%	2.1%	3.2%
IIF included in captives (1)	4.0%	6.5%
RIF included in captives (1)	3.8%	6.3%

Initial Quota Share Reinsurance ("QSR") Transaction
QSR ceded premiums written	$5,474	$10,296	$23,047	$52,151
% of premiums written	2.2%	4.3%	2.2%	5.9%
QSR ceded premiums earned	$7,035	$7,700	$29,746	$16,088
% of premiums earned	3.2%	4.0%	3.5%	2.2%
Ceding commissions	$1,369	$2,574	$5,762	$13,038
RIF included in QSR (2)	$1,329,544	$1,525,840

Second QSR Transaction
QSR ceded premiums written	$7,972	$9,648	$40,225	$9,648
% of premiums written	3.2%	4.0%	3.9%	1.1%
QSR ceded premiums earned	$6,137	$504	$18,356	$504
% of premiums earned	2.8%	0.3%	2.2%	0.1%
Ceding commissions	$2,790	$3,377	$14,079	$3,377
RIF included in QSR (2)	$1,298,631	$368,429

Persistency (twelve months ended December 31)	81.1%	81.8%

(1)	Radian reinsures the middle layer risk positions, while retaining a significant portion of the total risk comprising the first loss and most remote risk positions.
(2)	Included in primary risk in force.

Radian Group Inc. and Subsidiaries
Use of Non-GAAP Financial Measures
Exhibit O (page 1 of 4)

In addition to the traditional GAAP financial measures, the Company has begun to include certain non-GAAP financial measures, “adjusted pretax operating income,” “adjusted net operating income” and “adjusted diluted net operating income per share” among its key performance indicators to facilitate evaluation of its fundamental financial performance. These measures have been established in order to increase transparency for the purpose of evaluating our core operating trends and enable more meaningful comparisons with our competitors. We believe these measures aid in understanding the underlying performance of our operations.

Adjusted pretax operating income adjusts GAAP pretax income to remove the effects of net gains (losses) on investments and other financial instruments and net impairment losses recognized in earnings. It also excludes gains and losses related to changes in fair value estimates on insured credit derivatives and includes the impact of changes in the present value of insurance claims and recoveries on insured credit derivatives, based on the Company's ongoing insurance loss monitoring, as well as premiums earned on insured credit derivatives.

Although this measure excludes certain items that have occurred in the past and are expected to occur in the future, the excluded items represent those that are (1) not viewed as part of the operating performance of the Company’s primary activities, or (2) not expected to result in an economic impact equal to the GAAP measure. These adjustments, along with the reasons for their treatment, are described below.

(1)

Net gains (losses) on investments and other financial instruments. The recognition of realized investment gains or losses can vary significantly across periods as the activity is highly discretionary based on the timing of individual securities sales due to such factors as market opportunities, the Company’s tax and capital profile and overall market cycles. Unrealized investment gains and losses arise primarily from changes in the market value of the Company’s investments that are classified as trading. These valuation adjustments may not necessarily result in economic gains or losses. The Company does not view them to be indicative of its fundamental operating activities. Trends in the profitability of the Company’s fundamental operating activities can be more clearly identified without the fluctuations of these realized and unrealized gains or losses. Therefore, these items are excluded from the Company’s calculation of adjusted pretax operating income.

(2)

Net impairment losses recognized in earnings. The recognition of net impairment losses on investments can vary significantly in both size and timing, depending on market credit cycles. The Company does not view them to be indicative of its fundamental operating activities. Therefore, these losses are excluded from the Company’s calculation of adjusted pretax operating income.

(3)

Change in fair value of derivative instruments. Gains and losses related to changes in the fair value of insured credit derivatives are subject to significant fluctuation based on changes in interest rates, credit spreads (of both the underlying collateral as well as the Company's credit spread), credit ratings and other market, asset-class and transaction-specific conditions and factors that may be unrelated or only indirectly related to our obligation to pay future claims. With the exception of the change in present value of estimated credit loss payments (recoveries) and net premiums earned on derivatives, discussed in items 4 and 5 below, the Company believes these gains and losses will reverse over time and consequently these changes are not expected to result in economic gains or losses. Therefore, these gains and losses are excluded from the Company’s calculation of adjusted pretax operating income.

(4)

Change in present value of estimated credit loss payments (recoveries). The change in present value of insurance claims the Company expects to pay or recover on insured credit derivatives represents the amount of the change in credit derivatives from item 3, above, that the Company expects to result in an economic loss or recovery based on its ongoing loss monitoring analytics. Therefore, this item is expected to have an economic impact and is included in the Company’s calculation of adjusted pretax operating income.

(5)

Net premiums earned on derivatives. The net premiums earned on insured credit derivatives are classified as part of the change in fair value of derivative instruments discussed in item 3 above. However, since net premiums earned on derivatives are considered part of the Company’s fundamental operating activities, these premiums are included in the Company’s calculation of adjusted pretax operating income.

Adjusted pretax operating income is not a measure of total profitability, and therefore should not be viewed as a substitute for GAAP pretax income. The Company’s definition of adjusted pretax operating income may not be comparable to similarly-named measures reported by other companies.

Adjusted net operating income consists of adjusted pretax operating income reduced by income taxes computed at the statutory tax rate of 35%. Adjusted diluted net operating income per share consists of adjusted net operating income divided by the weighted-average number of common and common equivalent shares outstanding on a diluted basis. Interest expense on convertible debt, share dilution from convertible debt and the impact of stock-based compensation arrangements have been reflected in the per share calculations consistent with the accounting standard regarding earnings per share, whenever the impact is dilutive.

These non-GAAP financial measures align with the way the Company’s business performance is evaluated by both management and the board of directors. The following tables provide reconciliations of pretax income (loss) to adjusted pretax operating income (loss) for each business segment and the consolidated company, in addition to a reconciliation of net income (loss) to adjusted net operating income (loss) for the consolidated company.

Radian Group Inc. and Subsidiaries
GAAP to Non-GAAP Reconciliation by Segment
Exhibit O (page 2 of 4)

	2013 Quarters
(In thousands)	First	Second	Third	Fourth	Year
Mortgage Insurance:
Pretax loss	$(16,816)	$(67,096)	$(7,873)	$(1,368)	$(93,153)
Less:
Net losses on investments	(3,237)	(83,386)	(4,380)	(2,818)	(93,821)
Net impairment losses recognized in earnings	—	—	—	—	—
Change in fair value of derivative instruments	—	—	—	635	635
Net (losses) gains on other financial instruments	(1,877)	74	(168)	(869)	(2,840)
Total exclusions	(5,114)	(83,312)	(4,548)	(3,052)	(96,026)
Plus:
Change in present value of estimated credit loss payments (recoveries)	299	(323)	74	(29)	21
Net premiums earned on derivatives	—	—	—	—	—
Total additions	299	(323)	74	(29)	21
Adjusted pretax operating (loss) income - Mortgage Insurance	$(11,403)	$15,893	$(3,251)	$1,655	$2,894

Financial Guaranty:
Pretax (loss) income	$(185,407)	$35,589	$(900)	$36,816	$(113,902)
Less:
Net losses on investments	(2,268)	(46,868)	(2,752)	(4,011)	(55,899)
Net impairment losses recognized in earnings	—	—	—	(3)	(3)
Change in fair value of derivative instruments	(167,670)	86,535	10,778	37,951	(32,406)
Net (losses) gains on other financial instruments	(3,798)	1,114	1,070	(282)	(1,896)
Total exclusions	(173,736)	40,781	9,096	33,655	(90,204)
Plus:
Change in present value of estimated credit loss payments (recoveries)	2,845	618	(3,347)	393	509
Net premiums earned on derivatives	4,992	4,857	4,170	3,879	17,898
Total additions	7,837	5,475	823	4,272	18,407
Adjusted pretax operating (loss) income - Financial Guaranty	$(3,834)	$283	$(9,173)	$7,433	$(5,291)

Radian Group Inc. and Subsidiaries
GAAP to Non-GAAP Reconciliation Consolidated
Exhibit O (page 3 of 4)

	2013 Quarters
(In thousands)	First	Second	Third	Fourth	Year
Consolidated:
Pretax (loss) income	$(202,223)	$(31,507)	$(8,773)	$35,448	$(207,055)
Less:
Net losses on investments	(5,505)	(130,254)	(7,132)	(6,829)	(149,720)
Net impairment losses recognized in earnings	—	—	—	(3)	(3)
Change in fair value of derivative instruments	(167,670)	86,535	10,778	38,586	(31,771)
Net (losses) gains on other financial instruments	(5,675)	1,188	902	(1,151)	(4,736)
Total exclusions	(178,850)	(42,531)	4,548	30,603	(186,230)
Plus:
Change in present value of estimated credit loss payments (recoveries)	3,144	295	(3,273)	364	530
Net premiums earned on derivatives	4,992	4,857	4,170	3,879	17,898
Total additions	8,136	5,152	897	4,243	18,428
Adjusted pretax operating (loss) income - Consolidated	$(15,237)	$16,176	$(12,424)	$9,088	$(2,397)

Consolidated:
Net (loss) income	$(187,500)	$(33,172)	$(12,682)	$36,369	$(196,985)
Less:
Net losses on investments	(5,505)	(130,254)	(7,132)	(6,829)	(149,720)
Net impairment losses recognized in earnings	—	—	—	(3)	(3)
Change in fair value of derivative instruments	(167,670)	86,535	10,778	38,586	(31,771)
Net (losses) gains on other financial instruments	(5,675)	1,188	902	(1,151)	(4,736)
Income tax benefit (provision)	14,723	(1,665)	(3,909)	921	10,070
Total exclusions	(164,127)	(44,196)	639	31,524	(176,160)
Plus:
Change in present value of estimated credit loss payments (recoveries)	3,144	295	(3,273)	364	530
Net premiums earned on derivatives	4,992	4,857	4,170	3,879	17,898
Income tax benefit (provision) computed at the statutory tax rate	5,333	(5,661)	4,348	(3,181)	839
Total additions	13,469	(509)	5,245	1,062	19,267
Adjusted net operating (loss) income - Consolidated	$(9,904)	$10,515	$(8,076)	$5,907	$(1,558)

Radian Group Inc. and Subsidiaries
GAAP to Non-GAAP Reconciliation Consolidated
Exhibit O (page 4 of 4)

	2013 Quarters
	First	Second	Third	Fourth	Year
Consolidated:
Diluted net (loss) income per share	$(1.30)	$(0.19)	$(0.07)	$0.19	$(1.18)
Adjustments:
Total adjustments from net (loss) income to adjusted net operating (loss) income (1)	1.23	0.25	0.02	(0.14)	1.17
Change in dilutive impact of convertible debt and stock-based compensation arrangements (2)	—	—	—	(0.02)	—
Adjusted diluted net operating (loss) income per share (2)	$(0.07)	$0.06	$(0.05)	$0.03	$(0.01)

(1)	EPS impact of adjustments from net (loss) income to adjusted net operating (loss) income as detailed in the previous table.
(2)

“Adjusted diluted net operating (loss) income per share” consists of “Adjusted net operating (loss) income” divided by the weighted-average number of common and common equivalent shares outstanding on a diluted basis. Interest expense, shares issuable on convertible debt and the impact of stock-based compensation arrangements have been reflected in the per share calculations consistent with the accounting standard regarding earnings per share, whenever the impact is dilutive. The “Change in dilutive impact of convertible debt and stock-based compensation arrangements” reflects the change in dilution due to the impact of the “Total adjustments from net (loss) income to adjusted net operating (loss) income.”

FORWARD-LOOKING STATEMENTS

All statements in this press release that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the United States (“U.S.”) Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. These statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment. New risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements including:

  changes in general economic and political conditions, including high unemployment rates and weakness in the U.S. housing and mortgage credit markets, a significant downturn in the U.S. or global economies, a lack of meaningful liquidity in the capital or credit markets, changes or volatility in interest rates or consumer confidence and changes in credit spreads, each of which may be accelerated or intensified by, among other things, legislative activity or inactivity, actual or threatened downgrades of U.S. government credit ratings, or actual or threatened defaults on U.S. government obligations;
  changes in the way customers, investors, regulators or legislators perceive the strength of private mortgage insurers or financial guaranty providers, in particular in light of the fact that certain of our former competitors have ceased writing new insurance business and have been placed under supervision or receivership by insurance regulators;
  catastrophic events, municipal and sovereign bankruptcy filings or other economic changes in geographic regions where our mortgage insurance exposure is more concentrated or where we have financial guaranty exposure;
  our ability to maintain sufficient holding company liquidity to meet our short- and long-term liquidity needs;
  a reduction in, or prolonged period of depressed levels of, home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards, and general reduced housing demand in the U.S., which may be exacerbated by regulations impacting home mortgage originations, including requirements established under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”);
  our ability to maintain an adequate risk-to-capital position, minimum policyholder position and other surplus requirements for Radian Guaranty Inc. (“Radian Guaranty”), our principal mortgage insurance subsidiary, and an adequate minimum policyholder position and surplus for our insurance subsidiaries that provide reinsurance to Radian Guaranty;

  our ability to continue to effectively mitigate our mortgage insurance and financial guaranty losses;
  a more rapid than expected decrease in the levels of mortgage insurance rescissions and claim denials which have reduced our paid losses and resulted in a significant reduction in our loss reserves, including a decrease in net rescissions or denials resulting from: an increase in the number of successful challenges to previously rescinded policies or claim denials (including as part of one or more settlements of disputed rescissions or denials), or by the government-sponsored entities (“GSEs”) intervening in or otherwise limiting our loss mitigation practices, including settlements of disputes regarding loss mitigation activities;
  the negative impact that our loss mitigation activities may have on our relationships with our customers and potential customers, including the potential loss of current or future business and the heightened risk of disputes and litigation;
  the need, in the event that we are unsuccessful in defending our loss mitigation activities, to increase our loss reserves for, and reassume risk on, rescinded or cancelled loans or denied claims, and to pay additional claims, including amounts previously curtailed;
  any disruption in the servicing of mortgages covered by our insurance policies, as well as poor servicer performance;
  adverse changes in the severity or frequency of losses associated with certain products that we formerly offered (and which remain in our insured portfolio) that are riskier than traditional mortgage insurance or financial guaranty insurance policies;
  a decrease in the persistency rates of our mortgage insurance policies, which has the effect of reducing our premium income on our monthly premium policies and could decrease the profitability of our mortgage insurance business;
  heightened competition for our mortgage insurance business from others such as the Federal Housing Administration, the U.S. Department of Veterans Affairs and other private mortgage insurers, including in particular, those that have been assigned higher ratings than we have, that may have access to greater amounts of capital than we do, that are less dependent on capital support from their subsidiaries than we are or that are new entrants to the industry, and therefore, are not burdened by legacy obligations;
  changes in requirements to remain an eligible insurer to the GSEs (which are expected to be released in 2014 and implemented following a transition period), which may include more onerous risk-to-capital ratio requirements, higher capital requirements for loans insured prior to 2009 and a limitation on the amount of capital credit available for our subsidiaries, including capital attributable to our financial guaranty business;
  changes in the charters or business practices of, or rules or regulations applicable to, the GSEs;
  changes to the current system of housing finance, including the possibility of a new system in which private mortgage insurers are not required or their products are significantly limited in effect or scope;
  the effect of the Dodd-Frank Act on the financial services industry in general, and on our mortgage insurance and financial guaranty businesses in particular, including whether and to what extent loans with private mortgage insurance may be considered “qualified residential mortgages” for purposes of the Dodd-Frank Act securitization provisions;

  the application of existing federal or state laws and regulations, or changes in these laws and regulations or the way they are interpreted, including, without limitation: (i) the resolution of existing, or the possibility of additional, lawsuits or investigations (including in particular investigations and litigation relating to captive reinsurance arrangements under the Real Estate Settlement Practices Act of 1974); and (ii) legislative and regulatory changes (a) impacting the demand for private mortgage insurance, (b) limiting or restricting the products we may offer or increasing the amount of capital we are required to hold, (c) affecting the form in which we execute credit protection, or (d) otherwise impacting our existing businesses;
  the amount and timing of potential payments or adjustments associated with federal or other tax examinations, including adjustments proposed by the Internal Revenue Service resulting from the examination of our 2000 through 2007 tax years;
  the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses, or to estimate accurately the fair value amounts of derivative instruments in determining gains and losses on these instruments;
  volatility in our earnings caused by changes in the fair value of our assets and liabilities carried at fair value, including our derivative instruments, substantially all of our investment portfolio and certain of our long-term incentive compensation awards;
  our ability to realize some or all of the tax benefits associated with our gross deferred tax assets, which will depend, in part, on our ability to generate sufficient sustainable taxable income in future periods;
  changes in accounting principles generally accepted in the United States of America or statutory accounting principles, rules and guidance, or their interpretation; and
  legal and other limitations on amounts we may receive from our subsidiaries as dividends or through our tax- and expense-sharing arrangements with our subsidiaries.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2012, Item 1A of Part II of our Quarterly Reports on Form 10-Q filed in 2013 and subsequent reports and registration statements filed from time to time with the U.S. Securities and Exchange Commission. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we issued this press release. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason.

CONTACT:
Radian Group Inc.
Emily Riley, 215-231-1035
emily.riley@radian.biz